EARTHLINK, INC.
2011 EQUITY AND CASH INCENTIVE PLAN
Incentive Stock Option Agreement

No. of Shares subject to
Incentive Stock Option: __________
THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) dated as of the ___ day of ____________, 20__, between EarthLink, Inc., a Delaware corporation (the “Company”), and __________ (the “Participant”), is made pursuant and subject to the provisions of the Company’s 2011 Equity and Cash Incentive Plan (the “Plan”), a copy of which is attached hereto. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.
1.Grant of Option. Pursuant to the Plan, the Company, on _____________ ___, 20__ (the “Date of Grant”), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, the right and option to purchase from the Company all or any part of an aggregate of ________ shares of the Common Stock of the Company, at the price of $_________ per share (which is not less than the Fair Market Value of a share of Common Stock on the Date of Grant) (this “Option”). This Option is intended to be treated as an “incentive stock option” (as defined in Section 422 of the Code), but only to the extent the aggregate Fair Market Value (determined as of the Date of Grant) of the shares of Common Stock for which this Option (and all other options of the Participant that are intended to be incentive stock options whether granted under the Plan or any other plan of the Company or any of its Affiliates) becomes exercisable for the first time in any calendar year does not exceed One Hundred Thousand Dollars ($100,000). If that limitation is exceeded, this Option may be exercised for the excess number of shares as a nonqualified stock option. Notwithstanding the foregoing, however, the Company shall not be liable to the Participant if this Option or any portion thereof fails to qualify as an incentive stock option. This Option is exercisable as hereinafter provided.
2.    Terms and Conditions. This Option is subject to the following terms and conditions:
(a)    Expiration Date. This Option shall expire at 11:59 p.m. on _________ ___, 20__ (the “Expiration Date”) or such earlier time as set forth in Sections 3, 4, 5, 6, 7 or 8 of this Agreement. In no event shall the Expiration Date be later than 10 years from the Date of Grant.
(b)    Vesting of Option.
(i)    In General. Except as otherwise provided below, this Option shall become exercisable with respect to _______ percent ( __%) of the shares of Common Stock subject to the Option (rounded to the nearest whole share) on each of the ____, ____, ____ and ____ anniversaries of the Date of Grant, until the Option is exercisable with respect to all of the shares of Common Stock subject to the Option, provided the Participant has been continuously employed by the Company or an Affiliate from the Date of Grant until each such anniversary. Once this Option has become exercisable, it shall continue to be exercisable until the earlier of the termination of the Participant’s rights hereunder pursuant to Sections 3, 4, 5, 6, 7 or 8 of this Agreement or the Expiration Date. A partial exercise of this Option shall not affect the Participant’s right to exercise this Option with respect to the remaining shares of Common Stock, subject to the conditions of the Plan and this Agreement.
(ii)    Reduction in Workforce. If the Participant's employment is terminated by the Company or an Affiliate and the Participant is entitled to receive severance benefits under any severance plan maintained by the Company or an Affiliate, then, to the extent not exercisable previously, this Option shall become exercisable on termination of the Participant’s employment by the Company or an Affiliate under circumstances in which the Participant is entitled to receive such severance benefits, to the same extent the Option would have become exercisable if the Option had been scheduled to become exercisable pro rata as of each monthly anniversary of the Date of Grant, based upon the Participant’s continuous employment from the Date of Grant until the

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termination of the Participant's employment under circumstances in which the Participant is entitled to receive such severance benefits (rounded to the nearest whole share).
(iii)    Change in Control. In the event no provision is made for the continuance, assumption or substitution by the Company or its successor in connection with a Change in Control of the Option, then, contemporaneously with the Change in Control, the Option shall become exercisable in full, to the extent not exercisable previously, provided the Participant has remained continuously employed by the Company or any Affiliate from the Date of Grant until the Change in Control. If provision is made for the continuance, assumption or substitution by the Company or its successor in connection with the Change in Control of the Option, then, if the Participant’s employment with the Company and its Affiliates is terminated by the Company or any Affiliate for any reason other than Cause, death or Disability or by the Participant for Good Reason, on or within twenty-four (24) months after the Change in Control, the Option shall become exercisable in full, to the extent not exercisable previously, contemporaneously with the termination of the Participant’s employment with the Company and its Affiliates. For purposes of this Agreement, “Good Reason” means the Participant’s voluntary termination of employment with the Company and its Affiliates other than on death or Disability and based on:
(1)    The assignment to the Participant of duties materially inconsistent with the Participant’s position and status with the Company or Affiliate as they existed immediately prior to the Change in Control, or a substantial diminution in the Participant’s title, offices or authority, or in the nature of the Participant’s other responsibilities, as they existed immediately prior to the Change in Control, except in connection with the Participant’s termination of employment by the Company or any Affiliate for Cause or on account of the Participant’s death or disability or by the Participant other than for Good Reason; or
(2)    A material reduction by the Company or an Affiliate in the Participant’s base salary as in effect immediately prior to the Change in Control or as the Participant’s base salary may be increased from time to time, without the Participant’s written consent; or
(3)    A material reduction by the Company or an Affiliate in the target cash bonus payable to the Participant under any incentive compensation plan(s), as it (or they) may be modified from time to time, as in effect immediately prior to the Change in Control, or a failure by the Company or an Affiliate to continue the Participant as a participant in such incentive compensation plan(s) on a basis that is not materially less than the Participant’s participation immediately prior to the Change in Control or to pay the Participant the amounts that Participant would be entitled to receive in accordance with such plan(s); or
(4)    The Company or an Affiliate requiring the Participant to be based more than thirty-five (35) miles from the location where Participant is based immediately prior to the Change in Control, except for travel on the Company’s or Affiliate’s business that is required or necessary to performance of the Participant’s job and substantially consistent with the Participant’s business travel obligations prior to the Change in Control.
Additionally, the Participant must give the Company or Affiliate which employs the Participant notice of any event or condition that would constitute "Good Reason" within thirty (30) days of the event or condition which would constitute "Good Reason," and upon receipt of such notice the Company or Affiliate shall have thirty (30) days to remedy such event or condition, and if such event or condition is not remedied within such thirty (30)-day period, any termination of employment or service by the Participant for "Good Reason" must occur within sixty (60) days after the period for remedying such condition or event has expired.
(c)    Method of Exercise and Payment for Shares. This Option shall be exercised by delivering written notice of exercise, along with the Option price for the portion of the Option being exercised and all applicable tax withholdings, if any, to the attention of the Company’s Secretary at the Company’s address specified in Section 13 below. The exercise date shall be the date of delivery to the Company. The Participant shall pay the Option price and all applicable tax withholdings, if any, in cash or cash equivalent acceptable to the Committee. However, the Committee in its discretion may, but is not required to, allow the Participant to pay the Option price and any applicable tax withholdings (i) by surrendering shares of Common Stock the Participant already owns, (ii) by a cashless exercise through a broker, (iii) by means of a “net settlement” procedure, (iv) by such other medium of payment as the Committee shall authorize or (v) by any combination of the allowable

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methods of payment set forth herein (but only for the minimum required withholding to pay any withholding taxes).
(d)    Transferability. Except as provided herein, this Option is nontransferable and, during the Participant’s lifetime, only the Participant may exercise this Option. Notwithstanding the foregoing, this Option may be transferred by will or the laws of descent and distribution. No right or interest of the Participant in this Option shall be liable for, or subject to, any lien, obligation or liability of the Participant.
3.    Exercise in the Event of Death. This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to Section 2(b) as of the date of the Participant’s death, reduced by the number of shares for which the Participant previously exercised the Option, in the event the Participant dies while employed by the Company or any Affiliate prior to the Expiration Date and the termination of the Participant’s rights under Sections 4, 5, 6, 7 or 8 of this Agreement. In that event, this Option may be exercised by the Participant’s estate, or the person or persons to whom the Participant’s rights under this Option shall pass by will or the laws of descent and distribution, for the remainder of the period preceding the Expiration Date or within twelve (12) months after the date the Participant dies, whichever period is shorter.
4.    Exercise in the Event of Disability. This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to Section 2(b) as of the date the Participant ceases to be employed by the Company and its Affiliates on account of a Disability, reduced by the number of shares for which the Participant previously exercised the Option, if the Participant ceases to be employed by the Company and its Affiliates on account of a Disability prior to the Expiration Date and the termination of the Participant’s rights under Sections 3, 5, 6, 7 or 8 of this Agreement. In that event, the Participant may exercise this Option for the remainder of the period preceding the Expiration Date or within twelve (12) months after the date the Participant ceases to be employed by the Company or any Affiliate on account of a Disability, whichever period is shorter. The Committee, in its sole discretion, shall determine whether the Participant has a Disability for purposes of this Agreement.
5.    Exercise in the Event of Retirement. This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to Section 2(b) as of the date the Participant ceases to be employed by the Company and its Affiliates due to Retirement, reduced by the number of shares for which the Participant previously exercised the Option, if the Participant ceases to be employed by the Company and its Affiliates due to Retirement prior to the Expiration Date and the termination of the Participant’s rights under Sections 3, 4, 6, 7 or 8 of this Agreement. In that event, the Participant may exercise this Option for the remainder of the period preceding the Expiration Date or until the date that is twelve (12) months after the date Participant ceased to be employed by the Company and its Affiliates due to Retirement, whichever period is shorter. Notwithstanding the foregoing, to the extent the Participant exercises any portion of this Option more than three (3) months after the date he ceases to be an employee of the Company or any Affiliate, such portion of the Option shall be treated as a nonqualified stock option.
6.    Exercise in Connection with a Change of Control. This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to Section 2(b) as of the date the Participant terminates employment with the Company and its Affiliates, reduced by the number of shares for which the Participant previously exercised the Option, if the Company or an Affiliate terminates the Participant’s employment involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control prior to the Expiration Date and the termination of the Participant’s rights under Sections 3, 4, 5, 7 or 8 of this Agreement. In that event, the Participant may exercise this Option for the remainder of the period preceding the Expiration Date or until the date that is six (6) months after the date Participant ceases to be employed by the Company or any Affiliate, whichever period is shorter. Notwithstanding the foregoing, to the extent the Participant exercises any portion of this Option more than three (3) months after the date he ceases to be an employee of the Company or any Affiliate, such portion of the Option shall be treated as a nonqualified stock option.
7.    Exercise After Termination of Employment. This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to Section 2(b) as of the date the Participant ceases to be employed by the Company or any Affiliate, reduced by the number of shares for which

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the Participant previously exercised the Option, if the Participant ceases to be employed by the Company and its Affiliates other than on account of death, Disability or Retirement, other than on being terminated for Cause and other than on being terminated involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control, prior to the Expiration Date and the termination of the Participant’s rights under Sections 3, 4, 5, 6 or 8 of this Agreement. In that event, the Participant may exercise this Option for the remainder of the period preceding the Expiration Date or until the date that is thirty (30) days after the date the Participant ceases to be employed by the Company or any Affiliate, whichever period is shorter.
8.    Termination of Employment for Cause. Notwithstanding any other provision of this Agreement, all rights hereunder will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant and the Option will not be exercisable for any number of shares of Common Stock (even if the Option previously became exercisable), on and after the time the Participant is discharged from employment with the Company or any Affiliate for Cause.
9.    Agreement to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.
10.    Tax Consequences. The Participant acknowledges (i) that there may be adverse tax consequences upon acquisition or disposition of the shares of Common Stock received upon exercise of this Option and (ii) that Participant should consult a tax adviser prior to such acquisition or disposition. The Participant is solely responsible for determining the tax consequences of the Option and for satisfying the Participant’s tax obligations with respect to the Option (including, but not limited to, any income or additional tax, interest or penalties resulting from the application of Code Section 409A), and the Company shall not be liable to the Participant or any other person if this Award is subject to, or fails to comply with, Code Section 409A.
11.    Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional share, such fractional share shall be disregarded.
12.    Change in Capital Structure. The terms of this Option shall be adjusted in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.
13.    Notice. Any notice or other communication given pursuant to this Agreement, or in any way with respect to this Option, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:
If to the Company:    EarthLink, Inc.
1375 Peachtree Street - Level A
Atlanta, Georgia 30309
Attention: General Counsel
If to the Participant:

14.    Shareholder Rights. The Participant shall not have any rights as a shareholder with respect to shares of Common Stock subject to this Option until the issuance of the shares of the Common Stock upon exercise of the Option. The Company may include on any certificates or notations representing shares of Common Stock issued pursuant to this Option such legends referring to any representations, restrictions or any other applicable statements as the Company, in its discretion, shall deem appropriate.
15.    No Right to Continued Employment. Neither the Plan, the granting of this Option nor any other

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action taken pursuant to the Plan or this Option constitutes or is evidence of any agreement or understanding, expressed or implied, that the Company or any Affiliate shall retain the Participant as an employee for any period of time or at any particular rate of compensation.
16.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.
17.    Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.
18.    Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.
19.    Miscellaneous. The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of the Plan and this Agreement. This Agreement and the Plan shall constitute the entire agreement of the parties with respect to the subject matter hereof.
20.    Section 409A. Notwithstanding any of the provisions of this Agreement, it is intended that the Option be exempt from Section 409A of the Code. Notwithstanding the preceding, neither the Company nor any Affiliate shall be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority have any jurisdiction over such matter determines for any reason that the Option is subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Section 409A of the Code.
21.    Notice Upon Sale. The Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to this Option if such sale or disposition occurs (a) within two (2) years of the Date of Grant or (b) within one (1) year of the issuance of shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Company’s Secretary at the Company’s address specified in Section 13 above.
22.    Governing Law. This Agreement shall be governed by the laws of the State of Delaware, except to the extent Federal law applies.
IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto.
COMPANY:
EARTHLINK, INC.
By:
Name:
Title:
PARTICIPANT:

[Participant’s Name]

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